WRITTEN CONSENT OF DIRECTORS

TO CORPORATE ACTION WITHOUT MEETING BY

KID CASTLE EDUCATIONAL CORPORATION

a Delaware Corporation

The undersigned are the only members of, and, therefore, constitute, the entire Board of Directors of Kid Castle Educational Corporation, a Delaware corporation (“Corporation”), and hereby consent, by this writing, to take the following action, to adopt the following resolutions, and to transact the following business of this Corporation:

WHEREAS, the Board of Directors of this Corporation met on October 24, 2019 and found it in the best interests of this Corporation to approve the issuance of certain shares of its $.001 par value (“Shares”) to be issued as set forth on Exhibit A attached hereto, which are to be issued to the individuals indicated as payment for the following, at the rate of $0.02 per share, based on the closing market price on October 23, 2019 to employees as Sign-On bonus: Frank I Igwealor shall receive 10,000,000 shares for agreeing to become the President and CEO of the Corporation from October 21, 2019 to present; and that all these shares are to be registered pursuant to a Registration Statement on Form S-8;

RESOLVED, this Corporation believes that, in accordance with that resolution by the Board of Directors regarding the issuance of the Shares, it is in the best interests of the Corporation and its shareholders to cause to be prepared a Registration Statement on Form S-8, pursuant to which the Corporation undertakes to register those shares of the Corporation’s $.001 par value common stock, and that this Corporation shall therewith undertake the necessary actions to prepare and file with the Securities and Exchange Commission, a Registration Statement on Form S-8 and any required amendments for the registration of those Shares;

RESOLVED, FURTHER, that the Corporation shall issue and deliver to those individuals specified, in accordance with the underlying agreements pertaining thereto, the certificates representing shares of the Corporation’s $.001 par value common stock as noted; and, that these shareholders shall have all rights and privileges of shareholders of this Corporation, from this date forward, and that the shares so issued shall be fully paid and non-assessable, so that the consideration for such shares shall be the services received or to be rendered; and

RESOLVED, FURTHER, the officers of this Corporation be, and hereby are, authorized, empowered and directed to take any and all action and shall enter into, execute and deliver any and all documents which those officers determine are necessary or appropriate to effectuate and carry out the intents and purposes of the resolutions specified in this Consent.

THIS CONSENT is executed pursuant to the provisions of the By-Laws of the Corporation and is to be filed with the minutes of proceedings of the Board of Directors of this Corporation.

Dated: October 24, 2019                                                             /s/ Frank I Igwealor

Frank I Igwealor, President, CEO and Director

Dated: October 24, 2019                                                             /s/ Patience C Ogbozor

Patience C Ogbozor, Director

Exhibit A

Recipient	Shares	Services
Frank I Igwealor	10,000,000	Sign-On Bonus

Total Shares:	10,000,000